The Alkaline Water Company Has Identified An Estimated
$7 Million in Total Annual Savings

The Company's Pathway to Profitability Review Has Revealed Approximately $2 Million More
in Expense Reductions and Margin Enhancements

The Company Shows Strong New Store Growth and SKU Expansion

(All amounts are in U.S. dollars)

SCOTTSDALE, Arizona, (7/26/2022)- The Alkaline Water Company Inc. (NASDAQ and CSE: WTER) (the "Company"), the country's largest independent alkaline water company and the Clean Beverage® company, today announced it has identified approximately $2 million more in annual expense reductions and margin enhancements through its company-wide pathway to profitability evaluation and review. The Company has now identified an estimated $7 million in annual cost-saving measures, once fully implemented.

"Working closely with our new Project Management Office and department heads, we're pleased to announce that we've identified approximately $2 million more in expense reductions and margin enhancements since our last earnings call, for an annual savings of $7 million once fully implemented," said Alkaline88 President and CEO, Frank Lazaran. "We promised our shareholders discipline and accountability as we carve out The Alkaline Water Company's pathway to profitability. We have a strong sense of urgency to make good on that promise as we work diligently to optimize our Company's infrastructure, processes, and partnerships to achieve sustainable profitable growth."

The Company recently shared an update on new store additions and SKU expansion within existing clients which quantify its continued ability to grow as a top-ten value-added water brand. Since April 1st, Alkaline88® has added over 8,400 new retail locations and has expanded SKUs in over 14,000 existing client locations. Less than a month into the second quarter of its fiscal year, the Company is already close to meeting its stated goals of adding over 10,000 new stores and expanding SKUs in 15,000 existing retailers in fiscal year 2023.

"Our trusted client relationships themselves present even more opportunity for Alkaline88 to continue to improve as a brand by working closely with our retailers across the country to expand our brand and drive higher sales velocity," continued Mr. Lazaran. "We are working hard to optimize every facet of our business so that we see improved margins in those sales."

About The Alkaline Water Company:

The Alkaline Water Company is the Clean Beverage® company making a difference in the water you drink and the world we share.

Founded in 2012, The Alkaline Water Company (NASDAQ and CSE: WTER) is headquartered in Scottsdale, Arizona. Its flagship product, Alkaline88®, is a leading premier alkaline water brand available in bulk and single-serve sizes along with eco-friendly aluminum packaging options. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH alkaline drinking water with trace minerals and electrolytes and boasts our trademarked "Clean Beverage" label. In 2021, The Alkaline Water Company was pleased to welcome Shaquille O'Neal to its board of advisors and to serve as the celebrity brand ambassador for Alkaline88®.

To purchase The Alkaline Water Company's products online, visit us at www.alkaline88.com.

To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect with us on Facebook, Twitter, Instagram, or LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, the following: the statements relating to the Company's identification of estimated $7 million in total annual savings; the statement relating to the Company's pathway to profitability; the statement relating to approximately $2 million more in expense reductions and margin enhancements; the statement relating to optimizing the Company's infrastructure, processes, and partnerships to achieve sustainable profitable growth; the statement relating to the Company's continued ability to grow as a top-ten value-added water brand; the Company's stated goals of adding over 10,000 new stores and expanding SKUs in 15,000 existing retailers in fiscal year 2023; that the Company's trusted client relationships themselves present even more opportunity for Alkaline88 to continue to improve as a brand by working closely with the Company's retailers across the country to expand the Company's brand and drive higher sales velocity; and the statement relating to optimizing every facet of the Company's business so that the Company sees improved margins in those sales.

The material assumptions supporting these forward-looking statements include, among others, that the Company's cost-saving measures will be fully implemented and, once implemented, they will be effective to reduce the Company's annual expense and enhance the Company's margin to the extent anticipated by the Company; that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Jeff Wright
Director of Investor Relations
866-242-0240
investors@thealkalinewaterco.com

Media

Jessica Starman

888-461-2233

jessica@elev8newmedia.com